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                                                                      EXHIBIT 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

    We are aware that our report dated April 24, 1996, on our review of interim financial information of UNUM Corporation for the three-month period ended March 31, 1996, and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

/s/ COOPERS & LYBRAND L.L.P.
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Portland, Maine
July 12, 1996